EXHIBIT F

SCHEDULE OF TRANSACTIONS

Name of Account	Title of Security	Date of Transaction	Nature of Transaction	Type of Transaction	Quantity	Price
Glenview Capital Master Fund	Common Stock	11/19/2025	Purchase	Open Market	134,824	$2.3539(1)
Glenview Offshore Opportunity Master Fund	Common Stock	11/19/2025	Purchase	Open Market	701,183	$2.3539(1)
Glenview Healthcare Master Fund	Common Stock	11/19/2025	Purchase	Open Market	163,993	$2.3539(1)
Glenview Capital Master Fund	Common Stock	11/20/2025	Purchase	Open Market	134,823	$2.366(2)
Glenview Offshore Opportunity Master Fund	Common Stock	11/20/2025	Purchase	Open Market	701,183	$2.366(2)
Glenview Healthcare Master Fund	Common Stock	11/20/2025	Purchase	Open Market	163,994	$2.366(2)
Glenview Capital Master Fund	Common Stock	11/21/2025	Purchase	Open Market	107,859	$2.5802(3)
Glenview Offshore Opportunity Master Fund	Common Stock	11/21/2025	Purchase	Open Market	560,946	$2.5802(3)
Glenview Healthcare Master Fund	Common Stock	11/21/2025	Purchase	Open Market	131,195	$2.5802(3)

(1) This price reflects the weighted average price for open-market purchases of shares of Common Stock on November 19, 2025 within a $1.00 range. The actual prices for these transactions range from $2.0137 to $2.50, inclusive. The Reporting Persons further undertake to provide upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares of Common Stock purchased at each separate price.

(2) This price reflects the weighted average price for open-market purchases of shares of Common Stock on November 20, 2025 within a $1.00 range. The actual prices for these transactions range from $2.305 to $2.43, inclusive. The Reporting Persons further undertake to provide upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares of Common Stock purchased at each separate price.

(3) This price reflects the weighted average price for open-market purchases of shares of Common Stock on November 21, 2025 within a $1.00 range. The actual prices for these transactions range from $2.355 to $2.65, inclusive. The Reporting Persons further undertake to provide upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares of Common Stock purchased at each separate price.